Exhibit (j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Independent Accountants/Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder Growth Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 62 to the Registration Statement (Form N-1A, No. 2-24392) of our report dated November 26, 2002 on the financial statements and financial highlights of Scudder Growth Fund included in the Fund Annual Report dated September 30, 2002.



/s/Ernst & Young

Boston, Massachusetts
March 25, 2003